                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

       INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ] Confidential, for the Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                              ZAP.COM CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                 [zap.com Logo]

                         100 Meridian Centre, Suite 350
                           Rochester, New York 14618

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Zap.Com Corporation, to be held on June 29, 2000, at 2:00 p.m., EST, time, at the Canandaigua Inn on the Lake, 770 South Main Street, Canandaigua, New York 14424. At the meeting, we will consider those matters described in the accompanying notice of annual meeting of stockholders, report on the progress of the Company, comment on matters of interest and respond to your questions. A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1999 containing financial statements, preceded or accompanies this mailing.

     We appreciate your continued interest in Zap.Com.

                                          Sincerely,

                                          AVRAM A. GLAZER,
                                          President and Chief Executive Officer

                              ZAP.COM CORPORATION
                         100 MERIDIAN CENTRE, SUITE 350
                           ROCHESTER, NEW YORK 14618
                                 (716) 242-8600

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 29, 2000

To the Stockholders of Zap.Com Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Zap.Com Corporation, a Nevada corporation ("Zap.Com" or the "Company"), will be held at the Canandaigua Inn on the Lake, 770 South Main Street, Canandaigua, New York 14424, on June 29, 2000, at 2:00 p.m., EST, for the following purposes:

          1. To elect a director;

          2. To ratify the appointment of PricewaterhouseCoopers, LLP as the Company's independent public accountants; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has set the close of business on May 25, 2000 as the record date for the Annual Meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Company will not be closed following the record date. A list of such stockholders will be available during normal business hours at the offices of the Company for inspection at least ten days prior to the Annual Meeting. A copy of the Annual Report of the Company's operations during the fiscal year ended December 31, 1999 and Zap.Com's Information Statement accompanies this notice.

     Stockholders are cordially invited and encouraged to attend the Annual Meeting in person.

                                          By Order of the Board of Directors,

                                          AVRAM A. GLAZER,
                                          President and Chief Executive Officer

Rochester, New York
April 28, 2000

                              ZAP.COM CORPORATION
                         100 MERIDIAN CENTRE, SUITE 350
                           ROCHESTER, NEW YORK 14618
                                 (716) 242-8600

                             INFORMATION STATEMENT

     This Information Statement and the accompanying Notice of Annual Meeting of Stockholders are being furnished to the stockholders of Zap.Com Corporation ("Zap.Com" or the "Company") by the Board of Directors in connection with the Annual Meeting of Stockholders to be held on June 29, 2000, at 2:00 p.m., EST, at the Canandaigua Inn on the Lake, Canandaigua, New York 14424, and at any adjournments thereof (the "Annual Meeting").

     It is contemplated that this Information Statement will first be mailed to Zap.Com stockholders on or about May 29, 2000. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

     The principal executive offices of the Company are located at 100 Meridian Centre, Suite 350, Rochester, New York 14618; telephone (716) 242-8600. All references herein to a fiscal year are to the 12 month period ended on December 31st of the indicated calendar year.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the Annual Meeting, including any adjournment(s) thereof, the stockholders of Zap.Com will be asked to consider and vote upon the election of a director, the ratification of appointment of the Company's independent public accountant and to transact such other business as may properly come before the Annual Meeting or any adjournments thereof. The proposals are described in more detail in this Information Statement. The Board knows of no other matters that are likely to be brought before the Annual Meeting.

RECORD DATE; OUTSTANDING SHARES

     The Board of Directors of the Company has fixed the close of business on May 25, 2000 (the "Record Date") as the date for the determination of stockholders who are entitled to vote at the Annual Meeting and at any adjournment(s) or postponement(s) thereof. As of April 17, 2000, the Company's issued and outstanding capital stock consisted of 50,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), which was held by approximately 1,685 holders of record. Each share of Common stock is entitled to one vote in the election of directors and on each matter submitted for stockholder approval. The Common Stock is the Company's only outstanding class of stock as of the date of this Information Statement. As of the date of this Information Statement, Zapata Corporation ("Zapata") holds 48,972,258 shares of Zap.Com common stock, or approximately 98% of Zap.Com's outstanding common stock. Accordingly, Zapata will be able to determine the outcome of the election of director and each proposal to be presented at the Annual Meeting. Zapata has informed Zap.Com that it intends to vote in accordance with the Board's recommendations on all proposals to be presented at the Annual Meeting.

QUORUM; ABSTENTIONS AND NON-VOTES; VOTE REQUIRED

     The presence at the meeting, in person or by proxy, of the holders of a majority of the Company's outstanding shares of voting stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If there are not sufficient shares represented in person or by proxy at the meeting to constitute a quorum, the meeting may be adjourned or postponed in order to permit further solicitations of proxies by the Company.

     With respect to the election of directors, the nominee receiving the highest number of affirmative votes will be elected to the Board of Directors. The affirmative vote of a majority of the shares of Common Stock present and represented at the Annual Meeting will be necessary to ratify the Board's appointment of PricewaterhouseCoopers, LLP as the Company's independent public accountants. Abstentions and broker non-votes will have no effect on the outcome of the election of directors or the approval of the independent public accountants.

           THE DATE OF THIS INFORMATION STATEMENT IS APRIL 28, 2000.

                                   PROPOSAL 1

                              ELECTION OF DIRECTOR

     Pursuant to the Company's Restated Articles of Incorporation (the "Restated Articles") and By-Laws, the size of the Board is currently set at one director. Avram Glazer is the sole director. Mr. Glazer anticipates expanding the board to three or more directors at some point in the future.

     Directors will be elected by a plurality of the votes cast for director nominees at the Annual Meeting.

     Mr. Glazer has nominated himself to serve for a one year term or until his successor is duly qualified or elected. Mr. Glazer, age 39, has served as the sole director and President and Chief Executive Officer of Zap.Com since its formation in April 1998. Mr. Glazer also serves as President and Chief Executive Officer of Zapata Corporation (NYSE: ZAP) which as of the date of this Information Statement holds of record and beneficially approximately 98% of the Company's outstanding common stock. Mr. Glazer has held these positions since 1995. For more than five years prior to becoming Zapata's President and Chief Executive Officer, Mr. Glazer was employed by, and worked on behalf of, Malcolm
I. Glazer and a number of entities owned and controlled by Malcolm I. Glazer. Mr. Glazer also serves as a director of Zapata, Specialty Equipment Companies, Inc. (a food equipment manufacturer) and Viskase Corporation (f/k/a Envirodyne Corporation) (a food packaging company) and is chairman of the board and a director of Omega Protein Corporation (a marine protein company).

     THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE AS DIRECTOR.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     During Fiscal 1999, the Board of Directors met or acted by written consent two times.

     Upon expansion of the size of the board to three or more directors, the by-laws require that two standing committees of the board of directors be activated: the audit committee and the compensation committee, each comprised of two or more directors. The members of these committees will be appointed following the expansion of the board to three or more directors.

     The primary purpose of the audit committee will be to (1) select the firm of independent accountants that will audit Zap.Com's financial statements, (2) discuss the scope and the results of the audit with the accountants and (3) review Zap.Com's financial accounting and reporting principles. The audit committee will also examine and discuss the adequacy of Zap.Com's financial controls with the independent accountants and with management.

     The functions of the compensation committee will be to review, approve and recommend to the board of directors the terms and conditions of incentive bonus plans applicable to corporate officers and key management personnel, to review and approve the annual salary of the chief executive officer, and to administer Zap.Com's 1999 Long-Term Incentive Plan.

DIRECTOR COMPENSATION

     Each director who is not an employee of Zap.Com will be compensated at a set dollar amount to be determined for serving as a director. In addition, each new non-employee director will, upon joining the board, be granted options under the Zap.Com 1999 Long-Term Incentive Plan to purchase shares of Zap.Com common stock at the fair market value for the shares. These options will vest ratably over three years from the date of the grant. There are no family relationships, or other arrangements or understandings between or among any of the directors, executive officers or other persons under which that person was selected to serve as a director or officer.

EXECUTIVE OFFICERS

     The Company's officers serve at the pleasure of the Board of Directors. The following table sets forth information concerning the executive officers of Zap.Com as of the date of this Information Statement:

NAME                                   AGE                          POSITION
----                                   ---                          --------
Avram A. Glazer......................   39  President, Chief Executive Officer and Chairman of the
                                            Board
Leonard DiSalvo......................   41  Vice President -- Finance and Chief Financial Officer
Marisa M. Bowe.......................   40  Vice President -- Network Content
Gordon E. Forth......................   38  Secretary
Gaetano M. Guglielmino...............   30  Vice President and General Manager
Philip A. Jones......................   31  Director of Finance

     Leonard DiSalvo, age 41, has served as Zap.Com's Vice President -- Finance and Chief Financial Officer since April 1999. Mr. DiSalvo also serves as Zapata's Vice President -- Finance and Chief Financial Officer, a position he has held since joining Zapata in September 1998. Mr. DiSalvo has 18 years of experience in the areas of finance and accounting. For two years prior to joining Zapata, Mr. DiSalvo served as a finance manager for Canandaigua Brands, Inc., a national manufacturer and distributor of wine, spirits and beer. Prior to that position, Mr. DiSalvo held various management positions in the areas of finance and accounting in the Contact Lens Division of Bausch & Lomb Incorporated. Mr. DiSalvo received his B.S. from St. John Fisher College and is a Certified Public Accountant.

     Marisa M. Bowe, age 40, has served as Zap.Com's Vice President -- Network Content since April 1999. Ms. Bowe is the founding Editor-in-Chief and Publisher of Word, which is Zapata's Web-based magazine, where she has been employed since February 1995. Before becoming Editor of Word, Ms. Bowe was Conference Manager of the Echo virtual community in New York City for approximately one year. Prior to joining the Echo virtual community, Ms. Bowe was a freelance writer and television producer for three years. Ms. Bowe is a member of the Advisory Committee of the Web Development Fund and is listed on the Silicon Alley Reporter's "Silicon Alley 100" list.

     Gordon E. Forth, age 38, has served as Zap.Com's Corporate Secretary since April 1999. Mr. Forth also serves as Zapata's corporate secretary. Mr. Forth is a partner of Woods Oviatt Gilman LLP, a Rochester, New York based law firm, which provides legal services to both Zapata and Zap.Com. Mr. Forth has practiced law at the Woods, Oviatt firm since 1987. Mr. Forth received his B.A. from Hope College and his law degree and M.B.A. from Vanderbilt University.

     Gaetano M. Guglielmino, age 30, has served as Zap.Com's Vice President and General Manager since January, 2000. Prior to that he served as Zap.Com's Director of Marketing and Sales since June 1999. From January 1998 until joining Zap.Com, Mr. Guglielmino was employed by Bausch & Lomb Incorporated, where he was the Strategy Manager -- Disposable Contact Lenses for the Vision Care Division. From 1994 until 1998, Mr. Guglielmino served as the Business Manager for Bausch & Lomb's Thin Film Technology Division. Mr. Guglielmino received his B.S. and M.B.A. from Rochester Institute of Technology.

     Philip A. Jones, age 31, has served as Zap.Com's Director of Finance since October 1999. Mr. Jones has served as Zapata's Accounting Manager since January 1999. From 1995 to 1998, Mr. Jones' engaged in public accounting, most recently at Arthur Andersen, LLP. From 1992 to 1995, Mr. Jones was a financial analyst at Citibank, N.A. Mr. Jones received his B.A. in Economics at SUNY Geneseo and his MBA from Rochester Institute of Technology. He is also a Certified Public Accountant.

                             EXECUTIVE COMPENSATION

     Zap.Com presently has no employment agreements with its officers or other key employees. To date, the compensation of Zap.Com's executives who are also employed by Zapata has been paid by Zapata and a portion of that cost has been allocated to Zap.Com under a services agreement between Zapata and Zap.Com. Zap.Com has reimbursed Zapata for those costs. The costs have been based upon an estimate of the amount of time devoted by those employees to the operation and affairs of each corporation. On April 30, 2000, Zapata notified Zap. Com that effectively it was waiving its right to be reimbursed for these expenses. For at least the next 12 months.

     The following table sets forth information regarding compensation with respect to Fiscal 1999, for services in all capacities rendered to the Company and its subsidiaries by the Company's Chief Executive Offer ("Named Officers"). None of the Company's other executive officers received annual compensation in excess of $100,000 during Fiscal 1999.

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                        -------------------------------    ------------------------------
          NAME AND PRINCIPAL            FISCAL
               POSITION                  YEAR     SALARY($)    BONUS($)    SECURITIES UNDERLYING OPTIONS#
          ------------------            ------    ---------    --------    ------------------------------
Avram A. Glazer,......................   1999     $206,250(1)    --                   365,000(2)
  President and Chief Executive
  Officer

---------------
(1) Mr. Glazer serves as President and Chief Executive Officer of both Zapata and Zap.Com. For Fiscal 1999, Zapata has allocated 69% of Mr. Glazer's $365,000 annual salary to Zap.Com. No amount of Mr. Glazer's Zapata bonus of $300,000 for Fiscal 1999 was allocated to Zap.Com.

(2) Non-qualified stock options were granted to Mr. Glazer under Zap.Com's 1999 Long-Term Incentive Plan. The share amounts under this column reflect only the shares underlying the options that were granted during fiscal 1999. The options have an exercise price of $2.00 per share and generally vest over three years from the date of grant.

                               INDIVIDUAL GRANTS

     The following table provides information concerning the grant of stock options for Zap.Com's common stock made to the "Named Officers" during Fiscal 1999:

                           NUMBER OF      PERCENT OF                                    POTENTIALLY
                           SECURITIES       TOTAL                                        REALIZABLE
                           UNDERLYING      OPTIONS                                    VALUE AT ASSUMED
                            OPTIONS       GRANTED TO     EXERCISE                   ANNUAL RATE OF STOCK
                            GRANTED      EMPLOYEES IN      PRICE      EXPIRATION     PRICE APPRECIATION
     NAMED OFFICERS          (#)(1)      FISCAL YEAR     ($/SHARE)       DATE        FOR OPTION TERM(1)
     --------------        ----------    ------------    ---------    ----------    --------------------
Avram A Glazer,..........   365,000           63%         $2.00(1)    10/20/2004         $3,090,935
  President and Chief
  Executive Officer

---------------
(1) The amounts shown as potentially realizable values are based on arbitrarily assumed rates of stock price appreciations of 10% over the April 17, 2000 closing price of Zap.Com's common stock over the full term of the options (5 years), as required by applicable regulations and are provided for illustrative purposes only.

     All of the options awarded during Fiscal 1999 were granted with an exercise price equal to or above the fair market value of the common stock on the date of grant. At the time of the award, all of the options were exercisable in cumulative one-third installments, commencing one year after the date of award, with full vesting occurring on the third anniversary of the award.

                                 OPTION VALUES

     The following sets forth for each of the Named Officers options exercised and the number and value of securities underlying unexercised options that are held by the Named Officers as of December 31, 1999.

   AGGREGATED OPTION EXERCISES IN FISCAL 1999 AND 1999 FISCAL YEAR END OPTION
                                     VALUES

                                                               NUMBER OF
                                                         SECURITIES UNDERLYING        ($) VALUE OF UNEXERCISED
                              SHARES                      UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                             ACQUIRED       VALUE         AT FISCAL YEAR-END             AT FISCAL YEAR-END
NAME                        ON EXERCISE    REALIZED    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(1)
----                        -----------    --------    -------------------------    ----------------------------
Avram A. Glazer...........      --           --                0/365,000                    0/1,140,625

---------------
(1) The value of the unexercised in-the-money options at the 1999 fiscal year end has been determined on the basis of the December 31, 1999 closing price of Zap.Com common stock which was reported on the OTC bulletin board to be $5.125.

1999 LONG-TERM INCENTIVE PLAN

     The 1999 Long-Term Incentive Plan was approved by Zap.Com's board and Zapata as Zap.Com's sole stockholder in April 1999 and amended in October 1999. Pursuant to the plan, awards may be made to existing and future officers, other employees, consultants and directors of Zap.Com from time to time. The 1999 Incentive Plan is intended to promote the long-term financial interests and growth of Zap.Com by providing employees, officers, directors and consultants of Zap.Com with appropriate incentives and rewards to enter into and continue in the employ of, or their relationship with, Zap.Com and to acquire a proprietary interest in the long-term success of Zap.Com; and to reward the performance of individual officers, other employees, consultants and directors in fulfilling their responsibilities for long-range achievements.

     Zap.Com's board, or upon formation, the compensation committee (both of which are referred to below as the "committee"), makes awards under the 1999 Incentive Plan from among those eligible persons who hold positions of responsibility and whose performance, in the judgment of the committee, has a significant effect on Zap.Com's success.

     Under the 1999 Incentive Plan 3,000,000 shares of common stock are available for awards. The 1999 Incentive Plan provides for the grant of any or all of the following types of awards: stock options, stock appreciation rights, stock awards and cash awards. Stock options may be incentive stock options that comply with Section 422 of the Code. Future allocation of awards under the 1999 Incentive Plan is not currently determinable as the allocation is dependent upon future decisions to be made by the committee in its sole discretion, and the applicable provisions of the 1999 Incentive Plan.

     The exercise price of any stock option may, at the discretion of the committee, be paid in cash or by surrendering shares or another award under the 1999 Incentive Plan, valued at fair market value on the date of exercise or any combination of cash or stock.

     Stock appreciation rights are rights to receive, without payment to Zap.Com, cash or shares of Zap.Com common stock with a value determined by reference to the difference between the exercise or strike price of the stock appreciation rights and the fair market value or other specified valuation of the shares at the time of exercise. Stock appreciation rights may be granted in tandem with stock options or separately.

     Stock awards may consist of shares of Zap.Com common stock or be denominated in units of shares of common stock. A stock award may provide for voting rights and dividend equivalent rights.

     The committee may specify conditions for awards, including vesting service and performance conditions. Vesting conditions may include, without limitation, provision for acceleration in the case of a change-in-control of Zap.Com, vesting conditions and performance conditions, including, without limitation, performance conditions based on achievement of specific business objectives, increases in specified indices and attaining specified growth measures or rates.

     An award may provide for the granting or issuance of additional, replacement or alternative awards upon the occurrence of specified events, including the exercise of the original award.

     An award may provide for a tax gross-up payment to a participant if a change in control of Zap.Com results in the participant owing an excise tax or other tax above the rate ordinarily applicable, due to the parachute tax provisions of Section 280G of the Code or otherwise. The gross-up payment would be in an amount so that the net amount received by the participant, after paying the increased tax and any additional taxes on the additional amount, would be equal to that receivable by the participant if the increased tax were not applicable.

     Under the 1999 Incentive Plan, in April, 1999, Zap.Com granted options to purchase shares at an exercise price of $5.00 per share to the following persons for the indicated number of shares: Mr. A. Glazer -- 365,000; Mr.
DiSalvo -- 100,000; Ms. Bowe -- 60,000; Mr. Forth -- 10,000; and other key employees to be designated -- 200,000. In June 1999, Zap.Com granted options to Mr. Guglielmino to purchase 20,000 shares at an exercise price of $5.00 per share. All of these grants were made contingent upon the successful completion of a previously planned rights offering. Zap.Com abandoned the rights offering in September 1999, thereby terminating these options. On October 20, 1999, the Zap.Com Board approved the same amounts of options under the 1999 Incentive Plan to the same persons, (except that options for 20,000 shares were granted to Mr. Jones, options for 3,000 shares were granted to two other key persons and the remaining options were not regranted), but at an exercise price of $2.00 per share. All of these options will generally vest ratably on an annual basis over the three year period following the grant and are for a term of five years.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

     Directors, officers and greater than 10% stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and certain written representations, no persons who were either a director, officer, or beneficial owner of more than 10% of the Company's common stock failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, except that: Avram A. Glazer, Leonard DiSalvo and Gordon E. Forth failed to timely file Form 3s reporting their initial beneficial ownership of securities; the Form 3s for these individuals were filed on December 22, 1999; and, Marisa Bowe, Gaetano Guglielmino, and Phil Jones failed to timely file Form 3s reporting their initial beneficial ownership of securities; Form 3s for these individuals were filed on March 27, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors of Zap.Com has no compensation committee, or other board committee performing equivalent functions. The Board of Directors made all decisions concerning compensation of Zap.Com executives during the last fiscal year, except with respect to Avram Glazer and Leonard DiSalvo. The Board of Directors of Zap.Com is comprised of one member -- President and Chief Executive Officer Avram Glazer. The compensation of Mr. Glazer and Mr. DiSalvo during the last fiscal year was determined by the Compensation Committee of the Board of Directors of Zapata Corporation.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     The Board has designed its executive compensation policies to provide incentives to its executives to focus on both Zap.Com's current and long-term goals, with an overriding emphasis on the ultimate objective of enhancing stockholder value. The Board has followed an executive compensation program, comprised of cash and equity-based incentives, which recognizes individual achievement and encourages executive loyalty and initiative. The Board considers equity ownership to be an important factor in providing executives with a closer orientation to the Company and its stockholders. Accordingly, the Board grants options to purchase common stock pursuant to Zap.Com's 1999 Long-Term Incentive Plan.

     Zap.Com believes that providing attractive compensation opportunities is necessary to assist Zap.Com in attracting and retaining competent executives. Base salaries for our executives have been established on a case-by-case basis by the Board, based upon the executive's level of responsibility, prior experience, breadth of knowledge, and salary requirements. The Board has granted stock options upon hiring or based upon subjective considerations as to an excecutive's contribution or potential contribution to the Company. As the value of a stock option is directly related to the market price of Zap.Com's common stock, the Board believes the grant of stock options to executives encourages executives to take a view toward the long-term performance of Zap.Com. Other benefits offered to executives are generally the same as those offered to Zap.Com's other employees.

                                          Respectfully submitted,

                                          AVRAM A. GLAZER,
                                          Director

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The Commission requires a comparison of the cumulative total return of the Company's common stock with that of (1) a broad equity market index and (2) a published industry or line-of-business index, or index of peer companies with similar market capitalization, over a five year period or such shorter that the Company has been registered under Section 12 of the Securities Exchange Act of 1934 ("Exchange Act"). The Company registered pursuant to Section 12 on November 12, 1999 and its common stock has traded on the NASD OTC Electronic Bulletin Board since November 30, 1999. The Company has selected to use the Russell 2000 Index as its broad market index. For the second required comparison the Company has selected the Chase Hambrecht & Quist Internet 100 Index.

     The stock price performance on the following graph does not necessarily indicate of future performance. The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference the Information Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this graph by reference, and it shall not otherwise be deemed filed.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                 AMONG ZAP.COM CORPORATION, RUSSELL 2000 INDEX,
                     AND THE CHASE H & Q INTERNET 100 INDEX
                           SINCE NOVEMBER 30, 1999(1)

                                                         ZAP.COM                                               CHASE H & Q
                                                       CORPORATION                RUSSELL 2000                INTERNET 100
                                                       -----------                ------------                ------------
Nov 99                                                   100.00                      100.00                      100.00
Dec 99                                                   255.56                      103.07                      138.91

---------------
(1) Assumes that the value of the investment in Company Common Stock and in each index was $100 on November 30, 1999 and the reinvestment of all dividends. Fiscal year ending December 31, 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ZAPATA CORPORATION

     Until November 12, 1999, Zap.Com was a wholly-owned subsidiary of Zapata Corporation. On November 12, 1999, Zapata distributed to its stockholders 477,742 shares of Zap.Com common stock or 1% of Zap Com's outstanding common stock. Since Zap.Com's inception Zapata has provided Zap.Com with administrative and management services, including payroll, consulting and legal. Zapata billed Zap.Com for these services on a cost basis. These services totaled approximately $369,000 from inception through December 31, 1999. The costs of these services were directly charged and/or allocated using methods that Zap.Com's management believes were reasonable.

     On October 20, 1999, Zapata and Zap.Com entered into a number of agreements for the purpose of defining their continuing relationship. These agreements are summarized below:

     Investment and Distribution Agreement. Under the investment and distribution agreement, Zapata contributed $9,000,000 to Zap.Com in connection with the 49,450-for-one stock split of Zap.Com's common stock consummated immediately prior to Zapata's distribution of Zap.Com common stock to its stockholders. The contribution consisted of $8,000,000 in cash and the forgiveness of $1,000,000 in inter-company debt. The entire contribution was allocated to Zapata's common stock investment.

     The investment and distribution agreement provides that Zapata and Zap.Com will indemnify each other with respect to any future losses that might arise from Zapata's distribution, as a result of any untrue statement or alleged untrue statement in the registration statement under which Zap.Com registered the distribution or the omission or alleged omission to state a material fact in the registration statement (1) in Zap.Com's case except to the extent the statement was based on information provided by Zapata and (2) in Zapata's case, only to the extent the loss relates to information supplied by Zapata.

     Services Agreement. The services agreement provides that Zapata will provide to Zap.Com management and administrative services, as well as the use of designated office space and facilities. The administrative services to be provided by Zapata, through its employees, include financial reporting, accounting, auditing, tax, office services, payroll and human resources as well as the management consulting services. Zap.Com will pay Zapata for these services at the estimated cost to Zapata of providing those services. The services agreement shall continue until terminated by either party upon 120 days' notice.

     Tax Sharing and Indemnity Agreement. The tax sharing and indemnity agreement defines the parties' rights and obligations with respect to the filing of returns, payments, deficiencies and refunds of federal, state and other income, franchise or other taxes relating to Zap.Com's business for periods prior to and including the date on which Zap.Com ceases to be a member of Zapata's consolidated tax group and with respect to tax attributes of Zap.Com after it is no longer a member of Zapata's consolidated tax group. For periods ending on or before the last day of the taxable year in which Zap.Com ceases to be a part of Zapata's consolidated tax group, Zapata is responsible for;

     - filing both consolidated federal tax returns for the Zapata affiliated group and combined or consolidated state tax returns for any group that includes a member of the Zapata affiliated group, including, in each case, Zap.Com for the relevant periods of time that Zap.Com was a member of the applicable group, and

     - paying the taxes relating to those returns (including any subsequent adjustments resulting from the redetermination of those tax liabilities by the applicable taxing authorities).

     Zap.Com is responsible for reimbursing Zapata for its share of those taxes, if any. Zap.Com is also responsible for filing returns and paying taxes relating to it for periods that begin before and end after Zap.Com ceases to be a part of Zapata's consolidated tax group. This agreement is intended to allocate the tax liability between Zapata and Zap.Com as if they were separate taxable entities. Zapata and Zap.Com have also agreed to cooperate with each other and to share information in preparing those tax returns and in dealing with other tax matters.

     Registration Rights Agreement. Under the registration rights agreement between Zap.Com and Zapata, Zap.Com granted certain rights to Zapata with respect to the registration under the Securities Act of the shares of Zap.Com common stock owned by Zapata as of November 12, 1999. The registration rights agreement entitles Zapata to demand Zap.Com, not more than once in any 365 day period and on not more than three occasions after Zapata no longer owns a majority of the voting power of the outstanding capital stock of Zap.Com, to file a registration statement under the Securities Act covering the registration of Zap.Com common stock held by Zapata, including in connection with an offering by Zapata of its securities that are exchangeable for its common stock. Zapata's demand registration rights contain various limitations, including that the registration cover a number of shares of Zap.Com common stock held by Zapata having a fair market value of at least $5.0 million at the time of the request for registration and that Zap.Com may be able to temporarily defer a demand registration to the extent it conflicts with another public offering of securities by Zap.Com or would require Zap.Com to disclose material non-public information. Zapata may also require Zap.Com to include Zap.Com common stock held by Zapata in a registration by Zap.Com of its securities so long as specified conditions are satisfied. The underwriters for the offering, however, may limit or exclude Zap.Com common stock held by Zapata from the offering.

     Zap.Com and Zapata will share equally the out-of-pocket fees and expenses of a demand registration and Zapata will pay its pro rata share of underwriting discounts, commissions and related selling expenses. Zap.Com will pay all expenses associated with a piggyback registration, except that Zapata will pay its pro rata share of the selling expenses. The registration agreement contains indemnification and contribution provisions:

     - by Zapata for the benefit of Zap.Com and related persons, as well as any potential underwriter, and

     - by Zap.Com for the benefit of Zapata and related persons, as well as any potential underwriter.

     Zapata's demand registration rights will terminate on the date that Zapata owns, on a fully converted or exercised basis with respect to the securities held by Zapata, common stock representing less than 10% of the then issued and outstanding voting stock of Zap.Com. Zapata's piggyback registration rights will terminate when it is able to sell all of its Zap.Com common stock, including all common stock available upon exercise of all conversion and subscription privileges, under Rule 144 within a three month period. Zapata may transfer its registration rights to any transferee from it of common stock that represents, on a fully converted or exercised basis, at least 20% of the then issued and outstanding voting stock of Zap.Com at the time of transfer; provided, however, that the transferee will be limited to

     - two demand registrations if the transfer conveys less than a majority but more than 30%, and

     - one demand registration if the transfer conveys 30% or less of the then issued and outstanding voting stock of Zap.Com.

GLAZER INVESTMENT

     In November 1999, Malcolm Glazer and Avram Glazer contributed to Zap.Com $1,100,000 in cash in exchange for 550,000 shares of Zap.Com common stock.

AMERICAN INTERNETWORK SPORTS COMPANY, LLC

     On October 20, 1999 American Internetwork Sports Company, LLC and Zap.Com entered into a consulting agreement which requires American Internetwork Sports to provide Zap.Com during a three year term with corporate, business and marketing advice on sports related aspects of Zap.Com's business, including sports related content, e-commerce opportunities, strategic alliances and Web sites who are candidates for the ZapNetwork. American Internetwork Sports is owned and controlled by Avram Glazer's siblings Kevin Glazer, Bryan Glazer, Joel Glazer, Darcie Glazer and Edward Glazer. Bryan Glazer, Joel Glazer and Edward Glazer all serve as Executive Vice Presidents of the Tampa Bay Buccaneers, which is a member of the NFL.

     In exchange for these services, Zap.Com and American Internetwork Sports entered into a warrant agreement which provides for the issuance of warrants to purchase up to 2,000,000 shares of Zap.Com common stock at an exercise price of $2.00 per share. These warrants will become exercisable on a cumulative basis in equal one-third amounts on each of the first three anniversary dates of Zapata's November 12, 1999 distribution by Zapata of Zap.Com's shares and have a term of five years. The warrants will accelerate and become fully exercisable in the event of a change of control or if the consulting agreement is terminated by Zap.Com without cause. The warrant agreement requires Zap.Com to register the shares covered by the warrants on a registration statement on Form S-8 before the first anniversary following the issuance of the warrants and to keep the registration in effect until all of the shares issuable under the warrants can be sold under Rule 144 of the Securities Act within a three month period.

OTHER

     Gordon E. Forth, who serves as corporate secretary of Zap.Com, is a partner at Woods Oviatt Gilman LLP which has acted as counsel to Zap.Com and Zapata. Mr. Forth also serves as corporate secretary to Zapata.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

     The following table sets forth information known to Zap.Com regarding beneficial ownership of Zap.Com common stock as of March 24, 2000 for (1) each executive officer and director of Zap.Com who beneficially owns shares; (2) each stockholder known to Zap.Com to beneficially own 5% or more of Zap.Com's outstanding securities; and (3) all executive officers and directors as a group.

                           SHARES BENEFICIALLY OWNED

                                                                NO. OF      PERCENTAGE OF
NAME OF BENEFICIAL OWNER                                        SHARES        OWNERSHIP
------------------------                                      ----------    -------------
Zapata Corporation(1)(2)....................................  48,972,258        97.9%
Avram Glazer(3).............................................      50,020         0.1%
All executive officers and directors as a group.............      50,020         0.1%

---------------
(1) Zapata's address is 100 Meridian Centre, Suite 350, Rochester, New York 14618. As a result of this ownership, Zapata controls Zap.Com. Malcolm Glazer, through an entity he owns and controls, owns beneficially and of record approximately 44% of Zapata's outstanding common stock and, by virtue of that ownership, Malcolm Glazer may be deemed to control Zapata and, therefore, to beneficially own the Zap.Com securities held by Zapata. Mr. Glazer disclaims any beneficial ownership of Zap.Com's common stock beneficially owned by Zapata.

(2) Zap.Com has registered 1,000,000 shares of Zap.Com common stock held by Zapata for resale on a shelf basis under a separate registration statement. These figures are subject to change if Zapata sells any of these shares.

(3) Avram Glazer's address is 100 Meridian Centre, Suite 350, Rochester, New York 14618.

                                   PROPOSAL 2

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of PricewaterhouseCoopers, LLP to act as the Company's independent public accountants and to conduct an audit, in accordance with generally accepted auditing standards, of the Company's financial statements for the fiscal year ending December 31, 1999.

     The Board of Directors considers PricewaterhouseCoopers, LLP to be well qualified. A representative of that firm is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if he so desires. Neither the firm nor any of its partners has any direct financial interest or any indirect financial interest in the Company other than as independent auditors. This selection is being submitted for ratification at the meeting.

     The affirmative vote of the holders of a majority of the shares of common stock present at the meeting and entitled to vote is required for such ratification. If not ratified, the selection will be reconsidered by the Board, although the Board of Directors will not be required to select different independent auditors for the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE BOARD'S APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no other matter to be presented at the Annual Meeting.

          STOCKHOLER PROPOSALS FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

     Under applicable securities laws, stockholder proposals must be received by the Company no later than 120 days prior to April 28, 2000 (the date of this Information Statement) to be considered for inclusion in the Company's Information Statement relating to the 2001 Annual Stockholders Meeting. If the Company changes the date of the 2001 Annual Meeting by more than 30 days from the date of the 2000 Annual Meeting, then stockholder proposals must be received by the Company a reasonable time before the Company begins to print and mail its proxy statement for the 2001 Annual Meeting.

                                          By Order of the Board of Directors,

                                          AVRAM A. GLAZER,
                                          President and Chief Executive Officer

Rochester, New York
April 28, 2000